UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):
                                  July 18, 2005


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                              93-0926999
(State of other Jurisdiction                              (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                            52241
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated July 18, 2005 with respect to the Company's financial results for the quarter ended June 30, 2005.

Item 2.02.   Results of Operations and Financial Condition.

     On July 18, 2005, Heartland Express, Inc. announced its financial results for the quarter ended June 30, 2005. The press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                   HEARTLAND EXPRESS, INC.

Date: July 18, 2005                                BY: /s/ John P. Cosaert
                                                   -----------------------
                                                   JOHN P. COSAERT
                                                   Vice-President
                                                   Finance and Treasurer

                                Exhibit No. 99.1


Monday, July 18, 2005, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Second Quarter of 2005.

CORALVILLE, IOWA - July 18, 2005 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended June 30, 2005. Gross revenues for the quarter increased 13.5% to $128.9 million from $113.5 million in the second quarter of 2004. Net income increased 12.3% to $17.6 million from $15.7 million in the 2004 period. Basic earnings per share were $0.24 compared to $0.21 for the second quarter of 2004.

For the six months, revenue increased 12.3% to $247.5 from $220.3 during the same period in 2004. Net income increased 13.5% to $32.7 million from $28.8 million in the 2004 period. Basic earnings per share were $0.44 compared with $0.38 for the 2004 period.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of gross revenues) of 80.4% and a 13.7% net margin. The Company reported an operating ratio of 80.9% and a 13.2% net margin for the six months ended June 30, 2005.

The Company ended the second quarter with cash and short-investments of $265.3 million, a $7.0 million increase from the $258.3 million reported on December 31, 2004. The Company's balance sheet continues to be debt-free.

The Company has purchased approximately 1.2 million shares of its outstanding common stock this year under a 5.0 million share repurchase program approved in September 2001 by its Board of Directors. Our strong cash position has allowed us to improve shareholder return with share repurchases and cash dividends without effecting growth opportunities. This repurchase of shares demonstrates the Board of Director's confidence in the Company's performance and future prospects.

The Company is continuing the replacement of its entire tractor fleet. The Company has taken delivery of 400 new Internationals this year. The delivery of new trucks and the trade-in of the current fleet are scheduled to be completed by December 31, 2006. In addition, the Company purchased 500 new Wabash trailers during the second quarter of 2005.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of approximately $1.5 million at the rate of $0.02 per share was paid on July 1, 2005 to shareholders of record at the close of business on June 20, 2005. The Company has now paid eight consecutive quarterly cash dividends. In addition, the Company declared a 3-for-2 stock split, paid as a 50% stock dividend in the third quarter of 2004. This stock split increased the Company's outstanding common stock from 50.0 million to 75.0 million shares. As a result, the Company's annual cash dividend has increased to approximately $5.9 million from $4.0 million because of the additional shares outstanding. All earnings per share data presented have been adjusted retroactively to reflect the effect of the stock split.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                                  John Cosaert
                                  319-545-2728

                                              HEARTLAND EXPRESS, INC.
                                                 AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENTS OF INCOME
                                                    (UNAUDITED)

                                                   Three months ended            Six months ended
                                                        June 30,                     June 30,

                                                  2005           2004           2005           2004
                                              ------------   ------------   ------------   ------------

OPERATING REVENUE .........................   $128,851,347   $113,511,541   $247,528,819   $220,348,453
                                              ------------   ------------   ------------   ------------

   Salaries, wages, benefits ..............   $ 43,447,096   $ 39,091,825   $ 86,163,937   $ 78,857,921

   Rent and purchased transportation ......      7,829,721      9,522,915     15,541,933     20,041,540

   Operations and maintenance .............     32,276,024     22,710,926     60,409,972     43,656,478

   Taxes and licenses .....................      2,180,645      2,204,958      4,255,935      4,495,240

   Insurance and claims ...................      3,969,431      5,395,577      6,801,696      7,892,218

   Communications and utilities ...........        928,039        980,349      1,626,916      1,942,532

   Depreciation ...........................      8,932,713      6,692,119     17,140,055     13,269,572

   Other operating expenses ...............      4,006,623      3,411,410      8,241,017      6,915,444
                                              ------------   ------------   ------------   ------------

                                               103,570,292     90,010,079    200,181,461    177,070,945
                                              ------------   ------------   ------------   ------------

        Operating income ..................     25,281,055     23,501,462     47,347,358     43,277,508

   Interest income ........................      2,052,068        651,871      3,387,293      1,219,387
                                              ------------   ------------   ------------   ------------

   Income before income taxes .............     27,333,123     24,153,333     50,734,651     44,496,895

   Federal and state income taxes .........      9,703,258      8,453,664     18,010,801     15,675,629
                                              ------------   ------------   ------------   ------------

   Net income .............................   $ 17,629,865   $ 15,699,669   $ 32,723,850   $ 28,821,266
                                              ============   ============   ============   ============

   Earnings per common share:

       Basic earnings per share ...........   $       0.24   $       0.21   $       0.44   $       0.38
                                              ============   ============   ============   ============

   Basic weighted average shares
   outstanding ............................     74,751,459     75,000,000     74,875,043     75,000,000
                                              ============   ============   ============   ============

   Dividends declared per share ...........   $      0.020   $      0.013   $      0.040   $      0.027
                                              ============   ============   ============   ============


                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                        ASSETS

                                                    June 30,       December 31,
                                                      2005             2004
                                                 -------------    -------------
                                                  (unaudited)
CURRENT ASSETS

  Cash .......................................   $   5,450,670    $   1,610,543
  Short-term investments .....................     259,897,769      256,727,782
  Trade receivable ...........................      39,324,840       37,102,813
  Prepaid tires ..............................       3,334,620        2,692,090
  Deferred income taxes ......................      25,897,000       24,964,000
  Other prepaid expenses .....................       3,970,018          158,267
                                                 -------------    -------------
    Total current assets .....................     337,874,917      323,255,495
                                                 -------------    -------------

PROPERTY AND EQUIPMENT .......................     260,617,429      253,648,785
    Less accumulated depreciation ............      74,950,010       68,973,751
                                                 -------------    -------------
                                                   185,667,419      184,675,034
                                                 -------------    -------------
    OTHER ASSETS .............................       8,947,547        9,081,322
                                                 -------------    -------------
                                                 $ 532,489,883    $ 517,011,851
                                                 =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Accounts payable & accrued liabilities .....   $  11,907,394    $   9,722,099
  Accrued expenses ...........................      70,343,067       63,142,908
  Income taxes payable .......................       7,780,478        7,918,914
                                                 -------------    -------------
    Total current liabilities ................      90,030,939       80,783,921
                                                 -------------    -------------

DEFERRED INCOME TAXES ........................      44,753,000       46,885,000
                                                 -------------    -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Capital stock: Common, $.01 par value;
  authorized 395,000,000 shares; issued and
  outstanding 73,866,000 and 75,000,000 ......         738,660          750,000
  Additional paid-in capital .................            --          8,510,305
  Retained earnings ..........................     397,595,465      380,906,884
                                                 -------------    -------------
                                                   398,334,125      390,167,189
  Less unearned compensation .................        (628,181)        (824,259)
                                                 -------------    -------------
                                                   397,705,944      389,342,930
                                                 -------------    -------------
                                                 $ 532,489,883    $ 517,011,851
                                                 =============    =============



                                 End of Report